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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) 06/16/97

                        WASATCH INTERNATIONAL CORPORATION
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


NEVADA                          33-2533-LA           87-0435741
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(State or Other Jurisdiction)      (Commission        (IRS Employer
                                    File Number)       I.D. No.)

1301 N. Congress Avenue, Suite 135, Boynton Beach, FL           33426
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code  561-732-1200

1501 Corporate Drive, Suite 260, Boynton Beach, Florida  33426
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(Former Name or Former Address, if Changed Since Last Report)




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Item 1.  Changes in Control of Registrant.

      Not Applicable


 Item 2.  Acquisition or Disposition of Assets.

       In October of 1996, the Company agreed to provide a total of $5,000,000 in DIP financing to Kiwi International Air Lines, Inc. (hereinafter "Kiwi"), a commercial air carrier which had filed for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code. In November of 1996, the Company along with a Baltimore individual, (hereinafter referred to as "Edwards") agreed to form a Limited Liability Company, Edwards-Wasatch Enterprises (hereinafter "EWE") to which the Company assigned its right to provide Kiwi the DIP financing and the exclusive right to present a plan of arrangement in the bankruptcy proceedings. Pursuant to the agreement (the "EWE Agreement"), Edwards agreed to loan up to $5,000,000 as required to fund Kiwi's operations and the Company agreed to provide up to an additional $1,000,000. (The Company has provided Kiwi with approximately $1,460,000 of the DIP financing.) The Company's assignment of its right to provide the DIP financing to Kiwi was approved by the Bankruptcy Court on November 26, 1996, as of which date the Company was in default of its financing obligations to Kiwi. This default was waived by Kiwi and approved by the Court. Three orders were entered by the Bankruptcy Court at separate hearings resulting in a total of authorized DIP financing of $10,200,000 in cash and letters of credit.

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     As of this date,  EWE is owned 18% by the Company  and 82% by Edwards.  The
Company has an option to acquire Edwards' 82% interest in EWE by converting said interest into shares of common stock of the Company which shares are to be convertible into shares of Kiwi. The conversion price of said exchange is to be based on the value of Wasatch determined in principal part upon the appraised value of the lands in the Bahamas, concerning which the Company has certain ownership and development rights.

 Item 3.Bankruptcy or Receivership.

     Not Applicable, but see Item 2 as to Kiwi.


 Item 4.Changes in Registrant's Certifying Accountant.

     Not Applicable


 Item 5.Other Events.

     On June 16, 1997, the Board of Directors of the Company adopted a resolution that no Officer, Director, Consultant, professional or controlling stockholder of the Company, provided all agree, would sell any shares owned by him or her during any three month period in excess of 50% of the volume-limit restrictions of Rule 144, and further that said shares will be sold only with consideration of any adverse impact on the market conditions and trading of the Company's common stock. All Officers, Directors, professionals and controlling stockholders have agreed to this restriction.


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 Item 6.Resignations of Registrant's Directors

     Diran Kaloustian was appointed Director and Chairman of the Board of Directors on April, 1996. Mr. Kaloustian, is an attorney and member of the bars of Florida, New York and Texas, and last, Mr. Kaloustian served as President and Director of Depository Trust Company in New York, a global financial institution with deposited asset value of over 10 trillion dollars. Mr. Kaloustian assumed executive and financial control of Depository Trust Company in 1970. Mr. Kaloustian was President and Director of Singer & Co, an investment banking firm and Executive Vice President of a Stock Clearing Corporation, a subsidiary of the New York Stock Exchange where he oversaw 1,500 full-time employees. Stock Clearing Corporation was the largest profit center of the New York Stock Exchange. Mr. Kaloustian is a graduate of Duke University and New York University Law School.

     Charles C. Edwards was appointed to the Board of Directors in January, 1997, and in June, he resigned from the Board of Directors and became a consultant to the Company. Dr. Edwards recently assumed significant additional responsibilities with respect to the reorganization of Kiwi International Airlines, Inc. and he resigned from the Board to devote more time to this responsibility and to avoid any possible conflict of interest. Dr. Edwards has extensive experience in business development, finance and investing. He is presently CEO of a medical technology group, real estate and condominium development group, and a manufacturing company. Dr. Edwards serves as Professor of Surgery at the University of Maryland Medical School, and he operates and conducts research

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programs in the field of spinal  surgery.  He is a graduate of Duke  University,
University of Maryland Medical School and a graduate from Yale University Medical School. Dr. Edwards may rejoin the Board of Directors following the reorganization of Kiwi and after the relationship between the Company and Kiwi is further evaluated.


Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     Not Applicable



Item 8.Change in Fiscal Year.

     Not Applicable


                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WASATCH INTERNATIONAL CORPORATION


Dated: June 16, 1997                    By: /S/ *
                                            --------------------------
                                             Joe Logan, Jr., President




                                         By: /s/ John B. M. Frohling
                                             -------------------------
                                               John B. M. Frohling
                                               Power of Attorney

  * John B.M. Frohling by signing his name thereto signs this Form 8-K on behalf of the persons indicated above pursuant to a power of attorney authorizing John B.M. Frohling to sign this Form 8-K on behalf of Joe Logan Jr.